EXHIBIT 32

CERTIFICATION

The undersigned hereby certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350, that to our knowledge:

1.

The Annual Report on Form 10-K of Rayonier Inc. (the “Company”) for the period ended December 31, 2007 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

February 28, 2008

/s/ Lee. M. THOMAS	/s/ HANS E. VANDEN NOORT
Lee. M. Thomas Chairman, President and Chief Executive Officer	Hans E. Vanden Noort Senior Vice President and Chief Financial Officer